Exhibit 4.1

SENIOR CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 17(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

VIRTUS OIL AND GAS CORP.

Senior Convertible Note

Issuance Date: October 7, 2015	Original Principal Amount: U.S. $600,000.00

FOR VALUE RECEIVED, VIRTUS OIL AND GAS CORP., a Nevada corporation (the “Company”), hereby promises to pay to the order of HIMMIL INVESTMENTS, LTD. or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as increased by any Additional Amount added thereto and as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal (as defined below) (as such interest on any outstanding Principal may be reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise) at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Convertible Note (this “Note”, including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, collectively, the “Notes” and such other Senior Convertible Notes, if any, the “Other Notes”) is one of a series of Senior Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (as defined below) (collectively, the “Notes”). Certain capitalized terms used herein are defined in Section 28 or in the Securities Purchase Agreement, as applicable.

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1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 23(c)) on such Principal and Interest (as adjusted with respect to any Note Reduction (as defined in Section 12)). Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months, shall be payable in arrears on the Maturity Date or any applicable Redemption Date (each, an “Interest Date”), subject to adjustment with respect to any Note Reduction. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in shares of Common Stock (“Interest Shares”) so long as there has been no Equity Conditions Failure; provided, however, that the Company may, at its option following written notice to the Holder, pay Interest on any Interest Date in cash (“Cash Interest”) or in a combination of Cash Interest and Interest Shares. The Company shall deliver a written notice (each, an “Interest Election Notice”) to each holder of the Notes on or prior to the Interest Notice Due Date (the date such notice is delivered to all of the holder, the “Interest Notice Date”) which notice (i) either (A) confirms that Interest to be paid on such Interest Date shall be paid entirely in Interest Shares or (B) elects to pay Interest as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares and (ii) if any Interest is to be paid in Interest Shares, certifies that there has been no Equity Conditions Failure. If an Equity Conditions Failure has occurred as of the Interest Notice Date, then unless the Company has elected to pay such Interest as Cash Interest, the Interest Notice shall indicate that unless the Holder waives the Equity Conditions Failure, the Interest shall be paid as Cash Interest. Notwithstanding anything herein to the contrary, if no Equity Conditions Failure has occurred as of the Interest Notice Date but an Equity Conditions Failure occurs at any time prior to the Interest Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the Equity Conditions Failure, the Interest shall be paid in cash. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (1) the amount of Interest payable on such Interest Date less any Cash Interest paid and (2) the Conversion Price in effect on the applicable Interest Date. If the Company fails to deliver an Interest Election Notice with respect to an Interest Date on or prior to the applicable Interest Notice Due Date, the Company shall be deemed to have delivered an Interest Election Notice confirming that Interest to be paid on such Interest Date shall be paid entirely in Interest Shares and certifying that no Equity Conditions Failure then exists.

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(b) When any Interest Shares are to be paid on an Interest Date, the Company shall (i) (A) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the shares of Common Stock may not be issued without restrictive legend in accordance with Section 4.5 of the Securities Purchase Agreement, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee (and without any restrictive legend or stop transfer order maintained against it unless required pursuant to Section 4.5 of the Securities Purchase Agreement), for the number of Interest Shares to which the Holder shall be entitled and (ii) with respect to each Interest Date, pay to the Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Interest.

(c) Prior to the payment of Interest on any Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i). From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to eighteen percent (18.0%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default. The Company shall pay any and all stamp taxes that may be payable with respect to the issuance and delivery of Interest Shares.

3. CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

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(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) all accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest and (C) the applicable Make-Whole Amount.

(ii) “Conversion Price” means, for any date of determination, the lesser of (A) the product of (x) the lowest VWAP of the Common Stock during the twelve (12) consecutive Trading Days ending and including the Trading Day immediately preceding the applicable Conversion Date (the “Variable Conversion Base Price”) and (y) sixty-five percent (65%), and (B) $0.30 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions) (the “Fixed Conversion Price”). If, from and after the earliest of (x) the Effectiveness Deadline (as defined in the Registration Rights Agreement), (y) the date the initial Registration Statement (as defined in the Registration Rights Agreement) is initially declared effective by the SEC and (z) April 7, 2016, the Company fails to effect or maintain an effective Registration Statement registering the resale by the Holder of all of the Conversion Shares under the 1933 Act, the Variable Conversion Base Price with respect to the Conversion Shares not covered by an effective Registration Statement shall equal the product of (x) the lowest VWAP of the Common Stock on any Trading Day during the twelve (12) consecutive Trading Days ending and including the Trading Day immediately preceding the applicable Conversion Date and (y) fifty percent (50%). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3(c)(iii), the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 17(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”) . On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such shares of Common Stock may be issued without restrictive legend in accordance with Section 4.5 of the Securities Purchase Agreement, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or such shares of Common Stock may not be issued without restrictive legend in accordance with Section 4.5 of the Securities Purchase Agreement, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 17(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”) then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected, an amount equal to 2.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 3(c)(i), and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II).

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(iii) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid and/or adjusted (as the case may be) and the dates of such conversions and/or payments and/or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

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(d) Limitations on Conversions. The Company shall not affect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including, without limitation, the Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (iv), (v) and (vi) shall constitute a “Bankruptcy Event of Default”::

(i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period;

(ii) the Company’s or any Subsidiary’s (as defined in the Securities Purchase Agreement) failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least ten (10) days after written notice to the Company of such default;

(iii) the occurrence of any redemption or acceleration prior to maturity of any Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, only if such acceleration or redemption obligation remains in effect for a period of 15 calendar days following the occurrence thereof;

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(iv) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(v) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law of all or substantially all of its assets;

(vi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(vii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

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(viii) other than as specifically set forth in another clause of this Section 4(a), the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000 due to any third party (other than (A) Permitted Indebtedness and (B) with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder (other than Permitted Indebtedness);

(ix) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) consecutive Trading Days after written notice to the Company of such breach;

(x) any Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) covered thereby shall not have been (i) filed with the SEC on or prior to the Filing Deadline (as defined in the Registration Rights Agreement) with respect to such Registration Statement or (ii) declared effective under the 1933 Act by the SEC on or prior to the Effectiveness Deadline (as defined in the Registration Rights Agreement) with respect to such Registration Statement;

(xi) any Event of Default (as defined in the Other Notes) occurs with respect to any of the Other Notes;

(xii) any Material Adverse Effect (as defined in the Securities Purchase Agreement);

(xiii) any Change of Control occurs (other than as a result of Common Stock issuances pursuant to the Transaction Documents); or

(xiv) Reserved.

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(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem, at any time during the period commencing on the date the Holder first becomes aware of such Event of Default through and including the twentieth (20th) Trading Day after the later of (x) the date the Holder receives the applicable Event of Default Notice with respect thereto and (y) the date such Event of Default has been cured, all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

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5. RIGHTS UPON FUNDAMENTAL TRANSACTION; OTHER CORPORATE EVENTS.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 14, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note.

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(b) Purchase Rights. In addition to any adjustments pursuant to Section 6 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(c) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder.

(d) The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the conversion of this Note.

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6. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 6(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, the determining the adjusted Fixed Conversion Price and the New Issuance Price under this Section 6(a)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 6(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities. Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 6(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest Fixed Conversion Price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price has been or is to be made pursuant to other provisions of this Section 6(a), except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made by reason of such issuance or sale.

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(ii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock increases or decreases at any time, the Fixed Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 6(a) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(iii) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 6(a)(i) or 6(a)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Option Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Option Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 7(a)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Option Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Option Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Option Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company..

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(iv) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(v) No Readjustments. For the avoidance of doubt, in the event the Fixed Conversion Price has been adjusted pursuant to this Section 6(a) and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Fixed Conversion Price be readjusted to the Fixed Conversion Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.

(b) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 6(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 6(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 6, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”), after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note.

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(d) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall in good faith determine and implement appropriate adjustment in the Fixed Conversion Price so as to protect the rights of the Holder under this Note; provided, that no such adjustment will increase the Fixed Conversion Price as otherwise determined pursuant to this Section 6 provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(e) Calculations. All calculations under this Section 6(e) shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the board of directors of the Company..

7. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion). Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into shares of Common Stock.

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8. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, a number of shares of Common Stock, as of any date of determination, for each of the Notes in accordance with the following formula:

            P
------------------ x 3 = Share Reserve

(T x B)

P = The aggregate principal amount of the Notes issued on or prior to such date of determination;

T = The applicable Conversion Price as of such date of determination;

B = 0.20;

provided, that, the Share Reserve shall in no event be less than 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”).

(b) Insufficient Authorized Shares. If, notwithstanding Section 8(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts (including, without limitation, retaining a proxy solicitation firm reasonably acceptable to the Holder, at the Company’s expense) to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 8(b) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith (the foregoing sum of clause (i) and (ii), an “Additional Amount”). Notwithstanding the foregoing, the Holder shall have the option to require that, in lieu of the Company’s obligation to pay an Additional Amount in cash to the Holder, such Additional Amount shall be added to the outstanding Principal amount of this Note. Nothing contained in Section 8(a) or this Section 8(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

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9. Company Optional Redemption. At any time after the Issuance Date, if no Equity Conditions Failure exists, the Company shall have the right to redeem all, but not less than all, of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (as defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 9 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 130% of the Conversion Amount of this Note then outstanding. The Company may exercise its right to require redemption under this Section 9 by delivering an irrevocable written notice thereof by facsimile and overnight courier to the Holder (the “Company Optional Redemption Notice” and the date the Holder receives such notice is referred to as the “Company Optional Redemption Notice Date”). The Company Optional Redemption Notice shall (a) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than thirty (30) calendar days nor more than ninety (90) calendar days following the Company Optional Redemption Notice Date, (b) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder pursuant to this Section 9 on the Company Optional Redemption Date, (c) if any Interest portion of the Company Optional Redemption Amount is being paid in Interest Shares, state the information required in an Interest Election Notice in accordance with Section 2(a) and (d) certify that there has been no Equity Conditions Failure. Notwithstanding anything herein to the contrary, (i) if an Equity Conditions Failure occurs at any time prior to the Company Optional Redemption Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the applicable Equity Conditions Failure, the Company Optional Redemption shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void and (ii) at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 9, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 9 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. Redemptions made pursuant to this Section 9 shall be made in accordance with Section 10 and any payments of any Interest portion of the Company Optional Redemption Amount in Interest Shares shall be made in accordance with Section 2.

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10. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 17(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 10, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences in which the Holder shall have a right of redemption or repayment hereunder (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

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11. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Nevada Revised Statutes) and as expressly provided in this Note.

12. NOTE REDUCTION.

(a) Note Reduction. (i) If as of the Trading Day immediately following the Filing Deadline (as such term is defined in the Registration Rights Agreement), the Company has properly filed a registration statement with the SEC on or prior to the Filing Deadline covering the resale by the Holder of all of the shares of Common Stock issued or issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes in accordance with the 1933 Act and the Registration Rights Agreement, (ii) if as of the Trading Day immediately following the Effectiveness Deadline with respect to the Registration Statement, the Registration Statement has been declared effective by the SEC on or prior to the Effectiveness Deadline for the Registration Statement and the prospectus contained therein is available for use by the Holder for the resale by the Holder of all of the shares of Common Stock issued or issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes and (iii) no Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default has occurred on or prior to such date, then $200,000 of the outstanding Principal hereunder (together with any accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest) shall be automatically extinguished and shall no longer remain outstanding hereunder without any payment thereof by the Company; notwithstanding anything to the contrary herein, in the event that the Holder is deemed an “underwriter” and in accordance with Section 2(c) of the Registration Rights Agreement the resale of any Interest Shares or Conversion Shares is not registered under the 1933 Act, then $200,000 of the outstanding Principal hereunder (together with any accrued and unpaid Interest with respect to such portion of the Principal amount and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest) shall be automatically extinguished and shall no longer remain outstanding hereunder without any payment thereof by the Company, provided that the Registration Statement was filed prior to the Filing Deadline, the decision not to register the resale of the Interest Shares and Conversion Shares in accordance with Section 2(c) of the Registration Rights Agreement was made prior to the Effectiveness Deadline, and no Event of Default has occurred prior to such date or an event that with the passage of time or giving of notice would constitute an Event of Default has occurred prior to such date.

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(b) Disputes. In the event of a dispute as to the arithmetic calculation of any Note Reduction, the Company and the Holder shall resolve such dispute in accordance with Section 22.

13. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note (i) shall rank pari passu with all Notes and the notes issued in the Investor May 2015 Financing and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries, except for any Permitted Indebtedness.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by the Notes and (ii) other Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes and Permitted Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause an Event of Default under the Notes.

(f) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than the repurchase of Common Stock upon the termination of an employee or consultant).

(g) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of a significant amount of assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business and (ii) sales of inventory or mineral interests in the ordinary course of business.

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(h) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness (other than Permitted Indebtedness) of the Company or any of the Subsidiaries to mature or accelerate prior to the Maturity Date.

(i) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose. For the purposes of this section, the nature of the Company’s business is an oil and gas exploration and production company.

(j) Preservation of Existence, Etc. Except for instances that would not have a Material Adverse Effect, the Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(k) Maintenance of Properties, Etc. Except for instances that would not have a Material Adverse Effect, the Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(l) Maintenance of Intellectual Property. Except for instances that would not have a Material Adverse Effect, the Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(m) Maintenance of Insurance. The Company shall use commercial efforts to obtain and maintain, and cause each of its Subsidiaries to obtain and maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

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(n) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(o) Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

14. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 14, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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15. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change or amendment to this Note.

16. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 4.5 of the Securities Purchase Agreement.

17. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal.

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(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

18. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

19. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

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20. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

21. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 21 shall permit any waiver of any provision of Section 3(d).

22. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, , such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

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(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 22 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 22, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 6(a), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 22 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 22 and (v) nothing in this Section 22 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 22).

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23. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 8.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due (solely to the extent such amount is not then accruing interest at the Default Rate) shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

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24. CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

25. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

26. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 22 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The Cityof New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 22. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

27. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

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28. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 28 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 28(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 28(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

29. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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30. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(c) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 6) of shares of Common Stock (other than rights of the type described in Section 5(b) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(d) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(e) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, consultant, officer or director for services provided to the Company in their capacity as such.

(f) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(g) “Bloomberg” means Bloomberg, L.P.

(h) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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(i) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(j) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(k) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Note pursuant to the terms of the Securities Purchase Agreement.

(l) “Common Stock” means (i) the Company’s common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(m) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

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(n) “Eligible Market” means the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

(o) “Equity Conditions” means that each of the following conditions is satisfied: (i) on each day during the period beginning sixty (60) calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein, as supplemented, shall be available for the resale by the Holder of all shares of Common Stock issuable upon conversion of the Notes and as Interest Shares or (y) all shares of Common Stock issuable upon conversion of the Notes and as Interest Shares shall be eligible for resale by the Holder without restriction and without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes and other issuance of securities with respect to the Notes); (ii) on each day during the Equity Conditions Measuring Period, the Common Stock (including all shares of Common Stock issuable upon conversion of this Note and as Interest Shares) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note and as Interest Shares on a timely basis as set forth in Section 3 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof; (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) the Registration Statement to not be effective or the prospectus contained therein, as supplemented, to not be available for the resale by the Holder of all shares of Common Stock issuable upon conversion of the Notes and as Interest Shares or (2) any shares of Common Stock issuable upon conversion of the Notes or as Interest Shares to not be eligible for resale by the Holder without restriction and without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes and other issuance of securities with respect to the Notes); (vii) the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, officers, directors (unless consented to by Holder); (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in material compliance with each, and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; (ix) on each day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure; and (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default.

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(p) “Equity Conditions Failure” means, for any determination date, that on any day during the period commencing ten (10) calendar days prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(q) “Excluded Securities” means (A) shares of Common Stock or standard options to purchase Common Stock to directors, consultants, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan, provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Holder; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) issued prior to the date hereof, including the Convertible Securities issued in the Investor May 2015 Financing, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects the Holder; (C) the Securities, shares of Common Stock issued pursuant to the Notes and shares of Common Stock issued pursuant to the Registration Rights Agreement, and (D) shares of Common Stock or Convertible Securities issued or issuable in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, provided, that (1) the primary purpose of such issuance is not to raise capital, (2) the purchasers or acquirers of the securities in such issuance does not include any affiliate of the Company or any of its Subsidiaries and solely consists of either (x) the actual participants in such strategic alliance or strategic partnership, (y) the actual owners of such assets or securities acquired in such acquisition or merger or (z) the stockholders, partners or members of the foregoing Persons, (3) the number or amount of securities issued to such Person by the Company shall not be disproportionate to such Person’s actual participation in such strategic alliance or strategic partnership or ownership of such assets or securities to be acquired by the Company, as applicable, (E) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution, (F) the issuance of up to $500,000 of Common Stock to be sold in private placement transactions during the 12-month period from the date hereof to Fieldstone Partners (or its affiliates) and/or Mablewood Investments (or its affiliates); provided that (1) the terms of issuance of such Common Stock (or any securities convertible, exercisable or exchangeable into Common Stock) do not contemplate the issuance of additional shares of Common Stock including by way of any reset, make-whole or similar provisions and (2) the terms of such issuance do not provide for the right to include the registration of such shares of Common Stock on any registration statement filed pursuant to the Registration Rights Agreement, and (G) shares of Common Stock to be issued pursuant to the employment agreement dated May 13, 2014 by and between the Company and Rupert Ireland and the consulting agreement dated June 1, 2014 by and between the Company and Brett A. Murray & Associates dated prior to the date hereof, provided that (1) such agreements are not amended to increase the number of shares issuable thereunder and the terms of issuance of such Common Stock (or any securities convertible, exercisable or exchangeable into Common Stock) do not contemplate the issuance of additional shares of Common Stock including by way of any reset, make-whole or similar provisions and (2) such agreements do not provide for the right to include the registration of such shares of Common Stock on any registration statement filed pursuant to the Registration Rights Agreement.

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(r) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(s) “GAAP” means United States generally accepted accounting principles, consistently applied.

(t) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(u) “Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement, which date is the date the Company initially issued Notes (as defined in the Securities Purchase Agreement) pursuant to the terms of the Securities Purchase Agreement.

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(v) “Interest Notice Due Date” means the third (3rd) Trading Day immediately prior to the applicable Interest Date

(w) “Interest Rate” means seven percent (7.0%) per annum, as may be adjusted from time to time in accordance with Section 2.

(x) “Make-Whole Amount” means, as to any Conversion Amount on any Conversion Date, as to any Event of Default Redemption on any Event of Default Redemption Date, or as to any Company Optional Redemption on any Company Optional Redemption Date, the amount of any Interest that, but for (i) the Holder’s exercise of its conversion right pursuant to Section 3(c)(i); (ii) an Event of Default Redemption pursuant to Section 4(b), or (ii) a Company Optional Redemption pursuant to Section 9, would have accrued with respect to the Conversion Amount being converted or redeemed under this Note at the Interest Rate for the period from the applicable Conversion Date, Event of Default Redemption Date or Company Optional Redemption Date, as the case may be, through the Maturity Date.

(y) “Maturity Date” shall mean October 7, 2016 provided, however, the Maturity Date may be extended at the option of the Holder through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(z) "Option Value" means the value of an Option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(aa) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

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(bb) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(cc) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(dd) “Permitted Indebtedness” means (i) Indebtedness evidenced by the Notes, (ii) Indebtedness outstanding as of the quarter ended May 30, 2015 (including the Investor May 2015 Financing), (iii) Indebtedness secured by Permitted Liens, (iv) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Notes, (v) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided in the ordinary course of business, (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, (vii) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business, (viii) capital leases entered into in the ordinary course of business, (ix) Indebtedness related to trade payables incurred in the ordinary course of the Company’s or its Subsidiaries’ business or credit card debt associated with the payment of the foregoing, (x) Trade Indebtedness, and (xi) hedging activities relating to the Company’s oil and gas operations.

(ee) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase, (vi) Liens that do not have a Material Adverse Effect, (vii) any Liens from Permitted Indebtedness, (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default.

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(ff) “Price Failure” means, with respect to a particular date of determination, the average VWAP of the Common Stock during the five (5) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Price Failure Measuring Period”) fails to exceed $.15 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Price Failure Measuring Period.

(gg) “Principal Market” means, as of any date of determination, the principal securities exchange or securities market on which the Common Stock is then traded.

(hh) “Qualified Real Property” means real property reasonably prospective for oil and gas resources.

(ii) “Redemption Notices” means, collectively, the Event of Default Redemption Notices and the Company Optional Redemption Notice, and each of the foregoing, individually, a “Redemption Notice.”

(jj) “Redemption Premium” means (i) in the case of the Events of Default described in Section 4(a) (other than Sections 4(a)(iv) through 4(a)(vi)), 135% or (ii) in the case of the Events of Default described in Sections 4(a)(iv) through 4(a)(vi), 100%.

(kk) “Redemption Prices” means, collectively, Event of Default Redemption Prices and the Company Optional Redemption Price and each of the foregoing, individually, a “Redemption Price.”

(ll) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and between the Company and the Holder relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes, as may be amended from time to time.

(mm) “Registration Statement” means any registration statement required to be filed pursuant to the Registration Rights Agreement.

(nn) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(oo) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the Closing Date, by and between the Company and the Holder pursuant to which the Company issued this Note, as may be amended from time to time.

(pp) “Subsidiaries” shall have the meaning as set forth in the Securities Purchase Agreement.

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(qq) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(rr) “Trade Indebtedness” means Indebtedness incurred by the Company in the normal course of drilling, operating, producing and maintaining Qualified Real Property in connection with (i) vendor contracts, (ii) partnership, joint venture, farm-in, farm-out, joint operating and similar arrangements or agreements, and (iii) related contractual obligations.

(ss) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder, or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(tt) “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the thirty (30) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”) is less than $20,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

(uu) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(vv) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “AQR” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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31. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 31 shall limit any obligations of the Company, or any rights of the Holder, under Section 4.4 of the Securities Purchase Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

VIRTUS OIL AND GAS CORP.
By:_________________________________
Name: M. Rupert Ireland
Title: President and Chief Executive Officer

Senior Convertible Note - Signature Page

EXHIBIT I

VIRTUS OIL AND GAS CORP.
CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by Virtus Oil and Gas Corp., a Nevada corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:
Aggregate Principal to be converted:
Aggregate accrued and unpaid Interest and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:
AGGREGATE CONVERSION AMOUNT
TO BE CONVERTED:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:
Holder:
By:
Title:
Dated:
Account Number:
if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

VIRTUS OIL AND GAS CORP.

By:_________________________________
Name:
Title: